Exhibit 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                                 TELIPHONE INC.

                                       AND

                            OSK II ACQUISITION CORP.

                                       AND

                              OSK CAPITAL II CORP.

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of APRIL 28, 2005, by and among OSK CAPITAL II, a Nevada corporation ("OSK"), OSK II ACQUISITION CORP., a Florida corporation ("Merger Sub") and wholly owned subsidiary of OSK, and TELIPHONE, a Canadian corporation ("Company").

                                    RECITALS

A. The Boards of Directors of Company, OSK and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock ("Company Common Stock"), shall be converted into the right to receive shares of OSK Common Stock ("OSK Common Stock"), at the rate set forth herein.

C. Company, OSK and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368 of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

      NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

1.1. THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement including the exchange of shares between the Company, OSK and Merger Sub, Merger Sub shall be merged with and into OSK, the Company shareholders shall receive shares of Common Stock of OSK, the Merger Sub shall receive all the Common Stock of the Company, the separate corporate existence of Merger Sub shall cease, the Company shall survive as a wholly owned subsidiary of OSK and OSK shall continue as the surviving corporation. OSK as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

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1.2.  CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall be held at the offices of Teliphone Inc. office, located at 1080, Cote du Beaver Hall Bureau 1555 Montreal (Quebec) or at such other location as the parties hereto agree. Simultaneously with or as soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by filing of a Certificate of Merger ("Certificate of Merger") with each respective parties jurisdiction, in accordance with the relevant provisions of each respective parties jurisdiction (the time of such filing being the "Effective Time").

1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Florida and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, with the Company shall survive as a wholly owned subsidiary of OSK.

1.4. SURVIVAL OF THE COMPANY. At the Effective Time, the Company shall survive as a wholly owned subsidiary of OSK and the Articles of Incorporation of Company shall remain the Articles of Incorporation of the Company and the separate existence of Merger Sub shall cease.

1.5. DIRECTORS AND OFFICERS. At the Effective Time, the directors of the Company may be appointed as the directors of the Surviving Corporation, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Company may be appointed as officers of the Surviving Corporation, until their respective successors are duly appointed and qualified or until their earlier resignation or removal.

1.6. EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

      1.6.1.1. CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, (i) all of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive an aggregate of twenty-five million shares of OSK Common Stock (the "Exchange Ratio") (the "Merger Consideration"); and (ii) Beverly Hills Trading Corporation and or it's nominee will receive 2,000,000 restricted shares of OSK Common Stock. Each certificate evidencing shares represented by the Merger Consideration issued pursuant to this Section 1.6.1 shall bear the following legend (in addition to any legend required under applicable state securities laws):


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

      1.6.2. CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of common stock, $.01 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Company, and the Company shall be a wholly owned subsidiary of the OSK. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Company.

      1.6.3. NO FRACTIONAL SHARES. No fractional shares of OSK Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of the Company Common Stock who would otherwise be entitled to receive a fraction of a share of OSK Common Stock shall, in lieu of such fraction of a share, be rounded up to the nearest whole number of shares of OSK Common Stock.

      1.7. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
               Section 368 of the Code.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole.

In this Agreement, any reference to a party's "Knowledge" means such party's actual knowledge after reasonable inquiry of executive officers and directors (within the meaning of Rule 405 under the Securities Act of 1933, as amended ("Securities Act")).

The Company represents and warrants to OSK and Merger Sub as follows:

2.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing in the province of Quebec, Canada, and no certificate of dissolution has been filed under the laws of its jurisdiction of organization. The Company has no subsidiaries. The Company has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Company. The Company is not in violation of any of the provisions of its charter or bylaws or equivalent organization documents.

2.2 AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the adoption of this Agreement by Company's stockholders holding a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Company Articles of Incorporation or Bylaws of Company, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided herein.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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2.3   ABSENCE OF CERTAIN CHANGES. The Company has no liabilities or obligations
      (whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due) other than those incurred in connection with the execution of this Agreement.

2.4 COMPLIANCE WITH LAWS. The Company has complied with and is not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on Company.

2.5 BROKERS' AND FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. '

2.6 BOARD APPROVAL. The Board of Directors of Company has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the stockholders of Company and are on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company adopt and approve this Agreement and the consummation of the Merger.

2.7 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificates furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by Company to OSK has been prepared in good faith on the basis of assumptions Company believes are reasonable and supportable.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF OSK AND MERGER SUB

      OSK and Merger Sub represents and warrants to the Company as follows:

3.1 ORGANIZATION, STANDING AND POWER. OSK is a corporation duly organized in the state of Nevada and no certificates of dissolution have been filed under the laws of its jurisdiction of organization. OSK represents and warrants that OSK shall file all applicable annual reports in the State of Nevada simultaneous with the filing of OSK's updated reports to the Securities and Exchange Commission. OSK has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on OSK. OSK and Merger Sub are not in violation of any of the provisions of their respective charter or bylaws or equivalent organization documents. OSK is the owner of all outstanding shares of capital stock of Merger Sub and all such shares are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating OSK to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

3.2 CAPITAL STRUCTURE. The authorized capital stock of OSK consists of 125,000,000 shares of common stock, $.001 par value. The shares of OSK Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by OSK or Merger Sub. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date hereof. All outstanding shares of OSK Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of OSK or any agreement to which OSK is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of OSK's capital stock (i) between or among OSK and any of its stockholders and (ii) to the best of OSK's knowledge, between or among any of OSK's stockholders.

3.3 AUTHORITY. OSK and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of OSK and Merger Sub. This Agreement has been duly executed and delivered by OSK and Merger Sub and constitutes the valid and binding obligations of OSK and Merger Sub enforceable against OSK and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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      3.3.1 any provision of the Articles of Incorporation or Bylaws of OSK, as
      amended, or;

      3.3.2 any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OSK or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to OSK in connection with the execution and delivery of this Agreement by OSK and Merger Sub or the consummation by OSK and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) the filing of a Form 8-K with the Securities and Exchange Commission within 15 days after the Closing Date; (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on OSK and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

3.4 ABSENCE OF UNDISCLOSED LIABILITIES. OSK has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than those incurred in the ordinary course of business since the OSK Balance Sheet date and not reasonably likely to have a Material Adverse Effect on OSK, and those incurred in connection with the execution of this Agreement.

3.5 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of OSK, threatened against OSK or any of its respective properties or any of its respective officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on OSK. There is no injunction, judgment, decree, order or regulatory restriction imposed upon OSK or any of its assets or business, or, to the knowledge of OSK, any of its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on OSK.

3.6 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon OSK which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of OSK, any acquisition of property by OSK or the conduct of business by OSK.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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3.7   CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any entitlement, payment or benefit (including, without limitation, severance, unemployment compensation, golden parachute, bonus or benefit under any OSK plan or policy or otherwise) becoming due to any current or former director or employee of OSK, (ii) increase the amount of any entitlements, payments or benefits otherwise payable by OSK, or (iii) result in the acceleration of the time of payment or vesting of any such entitlements, payments or benefits.

3.8 INTERESTED PARTY TRANSACTIONS. OSK is not indebted to any director or officer of OSK (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to OSK, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-B under the Securities Act and the Exchange Act.

3.09 COMPLIANCE WITH LAWS. OSK has complied with, are is in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not be reasonably expected to have a Material Adverse Effect on OSK.

3.10 COMPLETE COPIES OF MATERIALS. OSK has delivered or made available true and complete copies of each document that has been requested by Company or its counsel in connection with their legal and accounting review of OSK.

3.11 GOVERNMENTAL AUTHORIZATION. The OSK has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which OSK currently operates or holds any interest in any of its properties or (ii) that is required for the operation of OSK's business or the holding of any such interest ((i) and (ii) herein collectively called "OSK Authorizations"), and all of such OSK Authorizations are in full force and effect, except where the failure to obtain or have any of such OSK Authorizations or where the failure of such OSK Authorizations to be in full force and effect would not reasonably be expected to have a

3.12 BROKERS' AND FINDERS' FEES. OSK has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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3.13  BOARD APPROVAL. The Board of Directors of OSK has (i) approved this
      Agreement and the Merger, and (ii) approved the issuance of the shares of OSK Common Stock pursuant to this Agreement. The Board of Directors of Merger Sub has approved this Agreement and the Merger, and recommended that the sole stockholder of Merger Sub approve this Agreement and the Merger. The affirmative vote of the OSK's stockholders is not required to approve the Merger and the affirmative vote of OSK as sole stockholder of Merger Sub is the only vote of the holders of any of OSK's or Merger Sub's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

3.15 REPRESENTATIONS COMPLETE. None of the representations or warranties made by OSK or Merger Sub herein, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All projected, forecasted or prospective financial information provided by OSK to the Company has been prepared in good faith on the basis of assumptions OSK believes are reasonable and supportable.
      ARTICLE IV

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of OSK and Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other party), to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. The OSK and Company agree to promptly notify the other of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event that would have a Material Adverse Effect on OSK or Company.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

            The Company's obligation to enter into and complete the Closing is conditioned upon the satisfaction or waiver in writing by the Company, on or before the Closing Date, of all of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by OSK and Merger Sub contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to the Company by OSK and Merger Sub in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date except for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on OSK and Merger Sub.

6.2 PERFORMANCE OF COVENANTS. OSK and Merger Sub shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date.

6.3 LITIGATION. No injunction shall have been issued by any court or Governmental Authority which restrains or prohibits this Merger Agreement or the consummation of the transactions contemplated hereby.

6.4 ANTITRUST LAWS COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws applicable to the transactions contemplated by this Merger Agreement.

6.5 SHAREHOLDER APPROVAL. The Company Shareholder Approval required in connection with the consummation of the Merger shall have been obtained.

6.7 MATERIAL CHANGES. There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the OSK from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to OSK a certificate, dated the Closing Date, to such effect signed by an authorized officer of the OSK.


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF

                               OSK AND MERGER SUB

      The obligations of OSK and Merger Sub to enter into and complete the Closing are conditioned upon the satisfaction or waiver by OSK on behalf of itself and Merger Sub, on or before the Closing Date, of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company contained in this Merger Agreement, the schedules or exhibits hereto or in any certificate or document delivered to OSK or the Merger Sub by the Company in connection with the transactions contemplated by this Merger Agreement shall be true in all respects (without giving effect to any materiality qualifications or limitations therein) on and as of the Closing Date with the same effect as though such representations and warranties were made on such date, except (i) as otherwise contemplated by this Merger Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on the Company.

6.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with all of the agreements and covenants required by this Merger Agreement to be performed and complied with by it prior to or on the Closing Date, except as otherwise contemplated by this Merger Agreement. The Company shall have paid a $US 10,000 non-refundable advance legal fee to Beverly Hills Trading Corporation Inc. financed by Beverly Hills Trading Corporation Inc. and or Joseph Emas Attorney as consideration for the legal services rendered.

6.3 LITIGATION. No injunction shall have been issued by any court or Governmental Authority which restrains or prohibits this Merger Agreement or the consummation of the transactions contemplated hereby.

6.4 ANTITRUST LAWS ACT COMPLIANCE. There is an applicable exemption to rules and regulations of the Antitrust Laws Act applicable to the transactions contemplated by this Merger Agreement.

6.5 CONSENTS AND APPROVALS. The consents and approvals specified herein shall have been obtained in form and substance satisfactory to OSK in its reasonable discretion.

6.6 MATERIAL CHANGES. There shall not have been any change that has had or could reasonably be expected to have a Material Adverse Effect on the assets, properties, condition (financial or otherwise), prospects or results of operations of the Company from the date hereof to the Closing Date, nor shall there exist any condition which could reasonably be expected to result in such a Material Adverse Effect, and there shall have been delivered to OSK a certificate, dated the Closing Date, to such effect signed by an authorized officer of the Company.


                                       12
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

6.7 SHAREHOLDER APPROVAL. The Company Shareholder Approval required in connection with the consummation of the Merger shall have been obtained.

6.8 CERTIFICATE OF MERGER. Prior to the Effective Time, the Certificate of Merger shall be accepted for filing with the Secretary of State of the State of Nevada.

                                   ARTICLE VII

                                   TERMINATION

7.1 TERMINATION EVENTS. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time without prejudice to any other rights or remedies either party may have by written agreement, duly authorized by the Boards of Directors of OSK, Merger Sub and the Company;

7.2 EFFECT OF TERMINATION. In the event this Merger Agreement is terminated pursuant to Section 7.1, all further obligations of the parties hereunder shall terminate. Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

8.3 AMENDMENT. To the extent permitted by applicable law, this Merger Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company, OSK and Merger Sub at any time; provided, however, that, following approval by the Stockholders of the Company, no amendment shall be made which under the Nevada Corporate Law would require the further approval of the Stockholders of the Company without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

8.4 WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                       13
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

8.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Nevada in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

8.4 PUBLIC ANNOUNCEMENTS. Subject to any requirement of applicable law or stock exchange listing agreement, all public announcements or similar publicity with respect to this Merger Agreement or the transactions contemplated hereby shall be issued only with the consent of OSK and the Company. Unless consented to by each party hereto in advance prior to the Closing, all parties hereto shall keep the provisions of this Merger Agreement strictly confidential and make no disclosure thereof to any Person, other than such party's respective legal and financial advisors, subject to the requirements of applicable law or securities exchange regulations.

8.5 SUCCESSORS. This Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.6 FURTHER ASSURANCES. Each of the parties hereto agrees that it will, from time to time after the date of this Merger Agreement, execute and deliver such other certificates, documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Merger Agreement.

8.7 CONFIDENTIALITY. The Confidentiality Agreement between OSK and the Company is incorporated by reference herein and shall continue in full force and effect in accordance with the terms thereof. In the event of termination or abandonment of the transactions contemplated by this Agreement pursuant to Section 8.1, the Confidentiality Agreement shall continue in full force and effect. The definition of "Confidential Information" contained in the Confidentiality Agreement is hereby amended to include this Agreement and all information obtained pursuant to of this Agreement.


                                       14
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

8.8 NOTICES. All notices requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

                           If to OSK or Merger Sub:

                           OSK CAPITAL II
                           232, Place Cartier
                           Saint-Lambert,Quebec
                           J4R 2V8

                           With a copy to:

                           Joseph I. Emas
                           Attorney at Law
                           1224 Washington Avenue
                           Miami Beach, Florida 33139
                           Telephone: (305) 531-1174

                           If to the Company:

                           TeliPhone Inc.
                           1080 Beaver Hall, 15th Floor
                           Montreal, Quebec, Canada

                           Telephone:(514) 313-6010
                           Facsimile:(514) 313-6001

                           With a copy to:

8.9 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.


                                       15
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

8.10 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

8.11 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.12 SEVERABILITY. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.13 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

8.14 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.15 EXPENSES. Except as expressly otherwise provided herein, each party shall bear its own expenses incurred in connection with the preparation, execution and performance of this Merger Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. All such expenses incurred by the Company ("Company Transaction Expenses") shall be repaid in full at the Closing.


                                       16
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

8.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                         [SIGNATURES ON FOLLOWING PAGE]


                                       17
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

            IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first above written.

OSK                                          THE COMPANY

OSK CAPITAL II                               TELIPHONE INC


By: /s/ Robert Cajolet                       By: /s/ George Metrakos
    ---------------------------                  -------------------------------
Name: Robert Cajolet                         Name: George Metrakos
Title: Chief Executive Officer               Title: Chief Executive Officer


MERGER SUB


OSK II ACQUISITION CORP.


By: /s/ Joseph I. Emas
    ---------------------------
Name: Joseph I. Emas
Title: President


                                       18
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION